United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 240.14a-12

CSB BANCORP, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

91 North Clay Street

Millersburg, Ohio 44654

March 25, 2013

To Our Shareholders:

The 2013 Annual Meeting of Shareholders of CSB Bancorp, Inc. (“CSB”) will be held at the Carlisle Inn, located at 4949 Walnut Street, Walnut Creek, Ohio, on Wednesday, April 24, 2013, at 7:00 p.m. local time, for the following purposes:

1.	To elect the following directors for terms of three years each:

Nominee		Term Will Expire In
Jeffery A. Robb Sr.	(for re-election)	2016
John R. Waltman	(for re-election)	2016

2.	To approve, in a non-binding advisory vote, the compensation of CSB’s named executive officers;

3.	To determine, in a non-binding advisory vote, whether the shareholder advisory votes on the compensation of CSB’s named executive officers will occur every 1, 2 or 3 years;

4.	To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm for CSB for the fiscal year ending December 31, 2013; and

5.	To transact any other business that may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business of March 11, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. In order to ensure that your shares are represented, we urge you to execute and vote your shares by promptly returning the enclosed proxy by mail in the envelope provided or by voting electronically over the internet or by telephone. Please refer to the proxy card for information on voting electronically.

CSB’s 2012 Annual Report to Shareholders for fiscal year ended December 31, 2012, accompanies this notice and the proxy statement for the Annual Meeting.

By order of the Board,

/s/ John R. Waltman	/s/ Eddie L. Steiner
John R. Waltman	Eddie L. Steiner
Chairman, Board of Directors	President and Chief Executive Officer

CSB BANCORP, INC.

91 North Clay Street

Millersburg, Ohio 44654

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of CSB Bancorp, Inc., an Ohio corporation (“CSB” or the “Company”), of the accompanying proxy to be voted at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 24, 2013, at the Carlisle Inn, located at 4949 Walnut Street, Walnut Creek, Ohio, at 7:00 p.m., local time, or at any adjournment thereof. The mailing address of the principal executive offices of CSB is 91 North Clay Street, Millersburg, Ohio 44654. This proxy statement, together with the related proxy and CSB’s 2012 Annual Report to Shareholders (the “Annual Report”), are being mailed to the shareholders of the Company on or about March 25, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When And Where Will The Annual Meeting Be Held?

The Annual Meeting will be held on Wednesday, April 24, 2013, at the Carlisle Inn, Walnut Creek, Ohio, at 7:00 p.m., local time. To obtain directions to attend the Annual Meeting, please contact Ms. Peggy L. Conn at 330-674-9015.

Why Did I Receive These Proxy Materials?

You have received these proxy materials because CSB’s Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that CSB is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who May Vote At The Annual Meeting?

Only holders of common shares of record at the close of business on March 11, 2013 are entitled to receive notice of, and to vote at, the Meeting. At the close of business on March 11, 2013, there were 2,736,060 common shares, par value $6.25 per share, outstanding and entitled to vote.

Each holder of common shares is entitled to one vote for each common share held on March 11, 2013. At this time, it is not known whether there will be cumulative voting for the election of directors at the Annual Meeting. Cumulative voting is not available for the other proposals referenced and described in this proxy statement. If any shareholder properly demands cumulative voting for the election of directors at the Annual Meeting, their proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees for director, unless authority to vote for any or all of the nominees is withheld. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President, a Vice President or the Secretary of CSB in writing before 7:00 p.m., on April 22, 2013. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the Chairman or the Secretary of the Annual Meeting on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit.

What Is The Difference Between Holding Shares As A “Shareholder Of Record” And As A “Beneficial Owner”?

If your shares are registered directly in your name, you are considered the “shareholder of record” of those shares. CSB has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common shares held in your account by following the voting instructions the organization provides to you. If you hold your common shares in street name, you may be eligible to appoint your proxy electronically via the Internet or by telephone and may incur costs associated with the electronic access or telephone usage.

How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy, electronically over the internet or by telephone. To do so, you must complete, sign and date the accompanying proxy card and return it in the envelope provided. Please refer to the proxy card for information on voting electronically. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization or another record holder, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 11, 2013 in order to vote in person.

How Will My Common Shares Be Voted?

Those common shares represented by a properly executed proxy that is received prior to the Annual Meeting and not subsequently revoked will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting but do not complete the voting instructions on the proxy, to the extent permitted by applicable law, your proxy will vote your common shares as recommended by the Board of Directors, as follows:

•	“FOR” the election of each of the director nominees listed below under “PROPOSAL ONE – ELECTION OF DIRECTORS;”

•	“FOR” the non-binding, advisory resolution to approve the compensation of CSB’s named executive officers under “PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION;”

•

“FOR” a vote of three years on the advisory resolution to set the frequency of future advisory votes to approve the compensation of CSB’s named executive officers on “PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING RESOLUTIONS TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS;”

•

“FOR” the ratification of S.R. Snodgrass, A.C. (“Snodgrass”) as CSB’s independent registered public accounting firm for the fiscal year end December 31, 2013 under “PROPOSAL FOUR – RATIFICATION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Can Other Matters Be Decided At The Annual Meeting?

On the date that this proxy statement was printed, CSB did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke My Proxy?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution of a later dated proxy with regard to the same common shares;

•	giving notice in writing to Ms. Peggy L. Conn, Corporate Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, which must be received prior to the Annual Meeting; or

•	notifying the Corporate Secretary in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 11, 2013. Attending the Annual Meeting will not, by itself, revoke your proxy.

What Constitutes A Quorum And What Vote Is Required With Respect To The Proposals Presented At The Annual Meeting?

Under CSB’s Code of Regulations, as amended (the “Regulations”), a quorum for purposes of the Annual Meeting shall consist of a majority of the voting capital stock of CSB then outstanding and entitled to vote at the Annual Meeting. The common shares are the only shares of CSB’s capital stock entitled to vote at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. As of March 11, 2013, there were 2,736,060 common shares outstanding and entitled to vote. Consequently, at least 1,368,031 common shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Abstentions are counted as present for purposes of determining a quorum. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other shareholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally do not have the same effect as a negative vote on the matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting is as follows:

Proposal	Vote Required
• Proposal One — Election Of Directors

•       The director nominees receiving the greatest number of votes shall be elected by the holders of common shares present, represented and entitled to vote at the Annual Meeting. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the Annual Meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the Annual Meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. Broker non-votes and proxies marked “Withhold Authority” will not be counted toward the election of directors or toward the election of individual nominees and, thus, will have no effect other than that they will be counted for establishing a quorum.

• Proposal Two — Approval of the Non-Binding Advisory Vote on the Compensation of CSB’s Named Executive Officers

•       The proposal to approve the compensation of CSB’s named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting. However, because the vote on this matter is advisory, the results will not be binding on the Board of Directors. The Board will review the voting results and will take them into consideration when making future decisions regarding executive compensation. Shareholders may vote “For,” “Against” or “Abstain” from voting on Proposal Two. Abstentions will be counted as a vote cast and, thus, will have the same effect as a vote against Proposal Two. Broker non-votes will not be counted in determining whether the proposal has been approved.

• Proposal Three — Advisory Vote on the Frequency of Future Non-Binding Resolutions to Approve the Compensation of Our Named Executive Officers

•       The proposal to approve one of the selections as to the frequency of future shareholder advisory votes on the compensation of CSB’s named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting. However, because the vote on this matter is advisory, the results will not be binding on the Board of Directors. The Board will review the voting results and will take them into consideration when making a determination as to how often the advisory vote on executive compensation will take place. Abstentions will be counted as a vote cast and, thus, will have the same effect as a vote against Proposal Three. Broker non-votes will not be counted in determining whether the proposal has been approved.

• Proposal Four — Ratification Of Independent Registered Public Accounting Firm

•       The proposal to ratify the appointment of CSB’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting. Shareholders may vote “For,” “Against” or “Abstain” from voting on Proposal Four. CSB does not expect any broker non-votes on Proposal Four. Abstentions will be counted as a vote cast and, thus, will have the same effect as a vote against Proposal Four.

What Are The Recommendations Of CSB’s Board Of Directors?

The Board of Directors has determined that voting “for” the proposals is in the best interests of CSB and recommends that each shareholder vote “For” the election of each of the director nominees listed below under “Proposal One – Election Of Directors,” “For” the non-binding advisory resolution to approve the compensation of CSB’s named executive officers under “Proposal Two—Approval of the Non-Binding Advisory Resolution to Approve the Compensation of CSB’s Named Executive Officers,” “For” the advisory vote to approve the frequency of future resolutions to approve the compensation of CSB’s named executive officers under “Proposal Three—Advisory Vote on the Frequency of Future Non-Binding Resolutions to Approve the Compensation of our Named Executive Officers,” and “For” the ratification of Snodgrass as CSB’s independent registered public accounting firm for the fiscal year end December 31, 2013 under “Proposal Four – Ratification And Appointment Of Independent Registered Public Accounting Firm.”

Who Pays The Cost Of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors of CSB, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by CSB. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of CSB. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common shares held of record by such persons, and CSB will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2013

The proxy statement, Form 10-K for the year ended December 31, 2012, and the 2012 Annual Report to shareholders are available at http://www.csb1.com; select Investor Relations/Proxy Site.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 11, 2013, regarding beneficial ownership of the common shares by each director, each director nominee, each of the named executive officers of CSB appearing in the Summary Compensation Table and all directors, named executive officers and other executive officers of the Company as a group. In addition, unless otherwise indicated, all persons named below can be reached at CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654.

	Number of Common Shares (1)
Name	Sole Voting	Shared Voting	Options	Total	Percent of Outstanding (2)
Robert K. Baker	17,143	3,169	—	20,312	*
Ronald E. Holtman	1,800	650	—	2,450	*
J. Thomas Lang	1,894	5,938	—	7,832	*
Dr. Daniel J. Miller	33,823	22,273	—	56,096	2.04%
Jeffery A. Robb Sr.	5,035	—	—	5,035	*
Eddie L. Steiner	23,993	1,493	—	25,486	*
John R. Waltman	16,065	452	—	16,517	*
Steven R. Bailey.	756	—	—	756	*
Paula J. Meiler	10,875	100	18,856	29,831	1.08%

All directors, named executive officers and other executive officers as a group (9 persons)	111,384	34,075	18,856	164,315	5.96%

*	Indicates less than 1% beneficial ownership of the total of common shares outstanding as of March 11, 2013 plus the number of common shares issuable upon the exercise of outstanding options for the person or persons indicated. None of the shares reported are pledged as security.
(1)	The amounts shown represent the total outstanding common shares beneficially owned by the individuals or the common shares issuable upon the exercise of stock options within 60 days of March 11, 2013. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the common shares indicated.
(2)	For all directors and executive officers, the percentage of common shares owned is based upon the sum of: (i) 2,736,060 common shares issued and outstanding on March 11, 2013; and (ii) the number of common shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of March 11, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires CSB’s officers, directors and persons who own more than ten percent of CSB’s common shares to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such forms filed. To CSB’s knowledge, based solely on its review of the copies of such forms received by the Company, CSB’s directors and officers have timely complied with all filing requirements applicable to them, with the exception of one late Form 4 filing reporting one transaction for Ms. Basinger.

PROPOSAL ONE — ELECTION OF DIRECTORS

CSB’s Regulations provide that its business shall be managed by a board of directors of not less than three and not more than twenty-five persons, and that such directors shall be divided into three classes, as nearly equal in number as possible, and have set terms of three years. In accordance with CSB’s Regulations, the Board of Directors has currently established the number of directors at seven.

Assuming that at least a majority of the issued and outstanding common shares are present at the Annual Meeting so that a quorum exists, the two nominees for director of CSB receiving the most votes will be elected as directors. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the Annual Meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the Annual Meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. The Board of Directors has nominated Jeffrey A. Robb Sr. and John R. Waltman to serve until the 2016 Annual Meeting of Shareholders, and until their respective successors are elected and qualified. Messrs. Robb and Waltman are each incumbent directors whose present terms expire at the Annual Meeting.

If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the common shares represented by proxy will be voted to elect the remaining nominees and any substitute nominees designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. As of the date of this proxy statement, it is not known whether there will be cumulative voting for the election of directors at the Annual Meeting. If any shareholder properly demands cumulative voting for the election of directors at the Annual Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

Set forth below for each nominee for election as a director and for each director whose term will continue after the Annual Meeting is a brief statement, as of March 11, 2013, regarding the age, principal occupation or employment, other affiliations and business experience during the last five years for such persons. In addition, the following information provides the Nominating Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee and the continuing directors.

The Board Of Directors Recommends That Shareholders Vote “For” The Election Of The Nominees.

NOMINEES FOR ELECTION OF DIRECTORS

(Term Expiring in 2013)

Jeffery A. Robb Sr., Age 63

Mr. Robb has served as a director of CSB since 2001 and is a member of the Audit and Executive Committees. CSB has designated Mr. Robb as an “audit committee financial expert.” Mr. Robb is currently President of Robb Companies, Inc. located in Hebron, Ohio, a privately owned firm. He is a licensed auctioneer in the State of Ohio. Mr. Robb, who maintains an inactive certified public accounting license in the state of Ohio, is a former director of the Federal Reserve Bank of Cleveland and former executive director of the Community Bankers Association of Ohio. Mr. Robb is the retired president and chief executive officer of Proctor, Robb and Company, CPA, an accounting firm that specialized in providing audit, tax and management expertise to community banks, thrifts and credit unions. Mr. Robb’s prior military service includes serving in the United States Army as an Armor Officer and he is a Vietnam Veteran. The Nominating Committee believes that Mr. Robb’s educational background in accounting and his professional experiences as an executive officer, director and bank service provider allow him to provide continued financial and bank specific expertise to the Board of Directors and has nominated him for re-election.

John R. Waltman, Age 71

Mr. Waltman has served as a director of CSB since 2001, Chairman of the Board of CSB since 2007 and is the Chairman of the Executive Committee. Mr. Waltman serves as of counsel to the law firm Critchfield, Critchfield and Johnston Ltd., Millersburg, Ohio and also serves as the Chairman of the Holmes County Education Foundation, a 501(c)(3) non-profit foundation. The Nominating Committee believes that Mr. Waltman’s education and experiences in the legal field and in the north central Ohio business market, his leadership role in a philanthropic foundation, as well as his knowledge and experience as a director of CSB, allow him to provide continued legal and local business expertise to the Board of Directors and has nominated him for re-election.

DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2014)

Robert K. Baker, Age 58

Mr. Baker has served as a director of CSB since 2001, is Chairman of the Nominating and Compensation Committees and is a member of Audit Committee. The Company has designated Mr. Baker as an “audit committee financial expert.” Mr. Baker is Assistant Secretary/Treasurer and Controller of Bakerwell, Inc. a privately owned gas and oil company, since 1983. Mr. Baker who maintains an inactive certified public accounting license in the State of Ohio began his professional career as a staff accountant at Ernst and Ernst in Youngstown, Ohio. Mr. Baker served as Chairman of the Board of CSB from 2002 through 2006. Mr. Baker’s education and experience in the field of accounting and business ownership experiences in the north central Ohio business market, as well as his experience as a director of CSB, allow him to provide continued financial and regional business expertise to the Board of Directors.

J. Thomas Lang, Age 69

Mr. Lang has served as a director of CSB since 1993 and is a member of the Compensation, Executive, and Nominating Committees. Mr. Lang is a veterinarian and dairy farmer and is a President and co-owner of Spring Hill Farm Inc. Mr. Lang’s education and agricultural ownership business experiences in the local business market as well as his knowledge and experience as a director of CSB, allow him to provide continued regional agricultural business and leadership expertise to the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2015)

Ronald E. Holtman, Age 70

Mr. Holtman has served as a director of CSB since 2001 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Holtman is a practicing attorney and of counsel in the law firm of Logee, Hostetler, Stutzman & Lehman, located in Wooster, Ohio. Mr. Holtman serves as a director of the Western Reserve Group, a mutual insurance company, located in Wooster, Ohio. Mr. Holtman is also a trustee of Wayne County Community Foundation and East Ohio United Methodist Foundation. During his legal career, Mr. Holtman served as a Judge Advocate in the United States Air Force and upon entering private practice has specialized in advising small businesses and individuals in the areas of real estate, commercial matters, tax and business planning, estate planning, probate of estates and banking matters. Mr. Holtman’s education and experiences in the legal field and in the north central Ohio business markets, as well as his experience as a director of CSB, allow him to provide continued local business and real estate expertise to the Board of Directors.

Dr. Daniel J. Miller, Age 73

Dr. Miller has served as a director of CSB since 1979 and is a member of the Executive and Nominating Committees. He is a retired physician and currently is Chairman of the Board of Dutchman Hospitality Group, Inc. a private company managing restaurants and hotels, based in Walnut Creek, Ohio. Dr. Miller served as Chairman of the Board of CSB from 1995 through 1999. Previously, Dr. Miller served as a practicing physician with East Holmes Family Care, Inc. Dr. Miller’s education and leadership experiences in private business, his knowledge of the local community, as well as his experience as a director of CSB, allow him to provide continued regional business expertise to the Board of Directors.

Eddie L. Steiner, Age 57

Mr. Steiner has served as a director of CSB since 2001 and is a member of the Executive Committee. Mr. Steiner currently serves as Chief Executive Officer of CSB, a position he has held since 2006, and is the President and Chief Executive Officer of CSB’s principal subsidiary, The Commercial and Savings Bank of Millersburg, Ohio (“Commercial & Savings Bank”), a position he has held since January 2012. Mr. Steiner is Chairman of the Commercial & Savings Bank board of directors, a position he has held since 2006. Mr. Steiner also serves as a director and Chairman of the Audit Committee of the Western Reserve Group, a mutual insurance company, located in Wooster, Ohio. Prior to joining CSB, Mr. Steiner was previously employed by Smith Dairy Products Company, a private regional dairy processor, located in Orrville, Ohio, from 1989 through 2006, serving in various capacities as Vice President of Production, Production Coordinator and Personnel Director. Mr. Steiner is a licensed certified public accountant in the state of Ohio and began his professional career as a staff accountant with Ernst and Whinney in Akron, Ohio. Mr. Steiner graduated from the ABA Stonier Graduate School of Banking in 2008. Mr. Steiner’s past CSB Committee memberships include Chairman of the Audit Committee from 2003-2006, during which time he was designated as an “audit committee financial expert.” In February 2011 Mr. Steiner became a member of the Community Depository Institutions Advisory Council for the Federal Reserve Bank of Cleveland and chair of the council effective January 2013. Effective January 2013, Mr. Steiner was appointed to the Community Depository Institutions Advisory council for the Board of Governors of the Federal Reserve System, Washington, DC. Mr. Steiner’s education and experiences in the banking and financial services industries, as well as his business leadership experiences and skills, allow him to provide continued business and leadership insight to the Board of Directors.

Membership and Meetings of the Board and its Committees

In 2012, each director attended more than 75% of the total number of meetings of the board and the committees on which they serve. In addition, all board members are expected to attend the annual meetings of shareholders, and all attended the 2012 Annual Meeting of Shareholders. Current committee membership and the number of meetings of the full board and each committee in 2012 are shown in the table below.

Name	CSB Bancorp, Inc. Board	Subsidiary Bank Board	Nominating	Compensation	Audit	Bank Level Executive/Loan
Mr. Baker	Member	Member	Chair	Chair	Member
Mr. Holtman	Member	Member		Member	Chair
Mr. Lang	Member	Member	Member	Member		Member
Dr. Miller	Member	Member	Member			Member
Mr. Robb	Member	Member			Member	Member
Mr. Steiner	Member	Chair				Member
Mr. Waltman	Chair	Member				Chair
Number of 2012 meetings	12	12	2	3	12	24

In 2012, the Board of Directors affirmatively determined the following directors are “independent directors” under the rules of The NASDAQ Stock Market LLC (the “NASDAQ”): Mr. Baker, Mr. Holtman, Mr. Lang, Dr. Miller, Mr. Robb, and Mr. Waltman.

Board Leadership Structure and Role in Risk Oversight

John R. Waltman is the Chairman of the Board of Directors of CSB. Since his appointment as President and Chief Executive Officer in 2006, Eddie L. Steiner has served as Chairman of the Board of Commercial & Savings Bank. The Board of Directors believes Mr. Steiner’s role is to identify CSB’s strategic priorities and lead Board discussions on the execution of Company strategy. The Board of Directors believes that the separation of the Chief Executive Officer and board chair positions within its leadership structure appropriately balances the promotion of CSB’s strategic development with the Board’s management oversight function. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to CSB.

The Board of Directors’ role in CSB’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and assess CSB’s risk assessment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. The Audit Committee assists the Board of Directors in its oversight of CSB’s accounting and financial reporting processes. Finally, the Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed of such risks through committee reports.

Executive Sessions

The non-employee directors of the Board meet periodically in executive session to discuss issues related to management, personnel and any other matters deemed appropriate by the non-employee directors. During 2012, the non-employee directors convened in executive session on nine (9) occasions. Mr. Steiner was requested to attend all or a portion of eight (8) of those nine sessions.

Directors’ Compensation

Each director of CSB also serves as a director of Commercial & Savings Bank. Outside directors of Commercial & Savings Bank are compensated for board and committee meetings. Directors receive no compensation from CSB. Directors who are employees receive no additional compensation for serving on the board or its committees. Commercial & Savings Bank provides non-employee directors the following cash compensation:

•	A cash retainer of $11,000 per year, paid quarterly;

•	A cash payment of $550 for each board and committee meeting attended;

•	Audit Committee Chairman receives $600 per meeting; and

•	Reimbursement for customary and usual travel expenses (outside of board and committee meeting attendance).

CSB did not grant any director share awards or options in 2012.

The following table sets forth compensation information for each of the non-employee directors of CSB and Commercial & Savings Bank:

Name	Fees Earned Or Paid in Cash ($)	All Other Compensation ($)	Total ( $)
Mr. Baker	$31,600	$—	$31,600
Mr. Holtman	30,600	—	30,600
Mr. Lang	30,650	—	30,650
Dr. Miller	35,050	—	35,050
Mr. Robb	37,000	—	37,000
Mr. Waltman	36,450	—	36,450

Committees of the Board of Directors

The Board has three standing subcommittees, the Nominating Committee, the Compensation Committee and the Audit Committee. Each of those committees has a charter with designated responsibilities and each committee functions as described in further detail below.

The Board meets as needed to attend to any business necessitating action between regularly scheduled meetings. Accordingly, the Board has not designated an Executive Committee to act on its behalf between regularly scheduled meetings.

In addition to the Board’s three standing committees, the Bank has an Executive Loan Committee, comprised solely of directors of the Company Board. That bank-level committee’s duties and activities are further described below.

Nominating Committee

CSB has a Nominating Committee, which recommends to the board the nominees for election as directors. The Nominating Committee currently consists of Robert K. Baker, J. Thomas Lang and Daniel J. Miller. The Nominating Committee will consider candidates for nomination as a director who are recommended by shareholders, directors and other sources. Under the terms of the Nominating Committee Charter, the Nominating Committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination and re-election.

In considering and evaluating potential candidates for positions on the CSB Board of Directors, and consistent with its charter, the Nominating Committee considers, among other things: (i) the potential candidates’ knowledge of the communities in which CSB and Commercial & Savings Bank operate; (ii) their experience and any special business, financial, or other expertise; (iii) their reputation for honesty and integrity; (iv) and their ability to provide independent and objective oversight and supervision for matters which may impact CSB and Commercial & Savings Bank. The Nominating Committee also considers applicable requirements of CSB’s Regulations and requirements of applicable law and regulations with respect to evaluating potential candidates, as well as other matters which the

Nominating Committee deems appropriate in light of the specific circumstances and the potential candidate. To that end, the Nominating Committee may conduct its own analysis and may also seek information from a variety of outside sources in order to ascertain whether a potential candidate meets the referenced criteria.

The Nominating Committee utilizes the same standards and criteria in considering and evaluating potential candidates for positions on the Board of Directors who are recommended by shareholders, when appropriate. The Nominating Committee currently does not have a diversity statement within its charter. Although CSB does not have a specific diversity policy for director candidates, it is the policy of the Nominating Committee that nominees for director should have a diversity of viewpoints, background, experience and skills. Each of the members of the Nominating Committee is “independent,” as defined by the NASDAQ listing requirements. The Nominating Committee operates under a written charter, which is reviewed annually by the Committee and the Board of Directors and is available on the Company’s website at www.csb1.com.

Compensation Committee

The Compensation Committee is responsible for establishing the policies and levels of appropriate compensation for directors, officers and employees of CSB. The Compensation Committee currently consists of Robert K. Baker, Ronald E. Holtman, and J. Thomas Lang. All members of the Compensation Committee are considered “independent” for purposes of the NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Committee and the Board of Directors and is available on the Company’s website at www.csb1.com.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to its chairperson or a subcommittee of at least two members of the Compensation Committee. In addition, the Compensation Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

Additional discussion of the Compensation Committee’s role is set forth in the Compensation Discussion and Analysis section of this proxy statement beginning on page 15.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CSB. The Audit Committee members are Ronald E. Holtman, Robert K. Baker, and Jeffery A. Robb Sr. All of the members of the Audit Committee are independent directors, as defined by the NASDAQ listing requirements. Among other things, the Audit Committee is responsible for the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of internal accounting controls. The Board of Directors has determined that Messrs. Baker and Robb meet the requirements of an “audit committee financial expert” as defined by the Commission. Mr. Baker acquired these attributes through education and his experience as a certified public accountant and as a Controller within private industry. Mr. Robb acquired these attributes through education and his experience in the banking industry and as a certified public accountant. The Audit Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com.

Executive Committee

The Bank Board’s Executive/Loan Committee meets throughout the year to monitor the lending activities of Commercial & Savings Bank and help ensure that such activities are conducted in a manner consistent with CSB’s credit policy. As credit risk represents the major risk component within Commercial & Savings Bank, the Executive Committee oversees management’s implementation and enforcement of CSB’s credit risk management framework. The Executive Committee consists of J. Thomas Lang, Daniel J. Miller, Jeffery A. Robb Sr., Eddie L. Steiner and John R. Waltman.

SHAREHOLDER NOMINATIONS

The Nominating Committee of the Board of Directors will consider recommendations for nominations to serve as a director received from shareholders in accordance with CSB’s Regulations. Shareholder recommendations for nomination should be submitted in writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, and must include the shareholder’s name, address and the number of shares of CSB beneficially owned by the shareholder. The recommendation must be provided to CSB in writing not less than 14 nor more than 50 days prior to the date of the Annual Meeting. The recommendation should also include the name, age, business address, residence address, principal occupation and number of shares of CSB beneficially owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under the federal securities laws. CSB may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

EXECUTIVE OFFICERS

The following are the executive officers of CSB, all of whom are employed full-time in service to the Company or Commercial & Savings Bank. Each executive is appointed annually by, and serves at the pleasure of, the Board of Directors of CSB. This table lists each executive officer’s age as of as of March 11, 2013, as well as the positions presently held by each with CSB and Commercial & Savings Bank.

Name	Age	Positions Held with CSB and Commercial & Savings Bank
Eddie L. Steiner	57	President and Chief Executive Officer of CSB since 2006 and a member of the Board of Directors since 2001; President and Chief Executive Officer of Commercial & Savings Bank since January 2012; principal executive officer of Commercial & Savings Bank from February 2011 through December 2011; Chairman of the Board of Directors of Commercial & Savings Bank since April 2006; and member of the Board of Directors of Commercial & Savings Bank since 2001.

Paula J. Meiler	58	Senior Vice President and Chief Financial Officer of CSB since 2004; Senior Vice President and Chief Financial Officer of Commercial & Savings Bank since 2004.

Steven R. Bailey	55	Senior Vice President, Chief Operating Officer and Chief Information Officer of CSB and Commercial & Savings Bank since October 2012; Senior Vice President of First Bank of Berne, Berne, Indiana from October 2011 to October 2012; Market President of First Merchants Bank, Decatur, Indiana from January 2010 to August 2011; Chief Operating Officer of First Merchants Bank, Muncie, Indiana from March 2008 to January 2010.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable the shareholders of CSB to vote to approve, on an advisory and non-binding basis, the compensation of CSB’s named executive officers as disclosed in this proxy statement in accordance with SEC rules (this is commonly called a “Say-on-Pay” vote). Accordingly, the following advisory resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of CSB Bancorp, Inc. (“CSB”) approve, on an advisory basis, the compensation of CSB’s Named Executive Officers as disclosed in CSB’s proxy statement for its 2013 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the “Summary Compensation Table for 2012,” and the related executive compensation tables, notes and narratives.”

The Board of Directors believes that CSB’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of CSB’s executive officers with CSB’s short-term and long-term goals, and that such compensation and incentives are designed to attract, retain and motivate CSB’s executive officers who are directly responsible for CSB’s continued success. CSB believes that its compensation policies link the interests of its executive officers with the interests of the shareholders and that such policies do not threaten the value of CSB or the investments of CSB’s shareholders. Additionally, CSB believes that its executive compensation is reasonable and similar to the executive compensation of financial institutions of similar size and position.

Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of CSB’s named executive officers in the section captioned “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement.

Because your vote is non-binding and advisory, the outcome of the vote will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review and consider the voting results when making decisions regarding executive compensation in the future.

The Compensation Committee and the Board of Directors recommend that you vote “FOR” approval of the advisory resolution set forth above.

PROPOSAL THREE – ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING RESOLUTIONS TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also requires that, not less frequently than once every six-years, a proxy statement for the annual meeting of shareholders for which the solicitation rules of the SEC require compensation disclosure must also include a separate proposal subject to shareholder vote to determine whether the advisory shareholder vote to approve the compensation of the named executive officers will occur every one, two or three years. Since these SEC rules are now applicable to CSB, we are seeking an advisory shareholder vote regarding the frequency of Say-on-Pay advisory votes by shareholders. Accordingly, the following advisory resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of CSB Bancorp, Inc. (“CSB”) approve, on an advisory basis, that an advisory resolution with respect to executive compensation should be presented every year, every two years or every three years, as reflected by their vote for each of these alternatives in connection with this resolution.”

When casting your vote on this resolution, you should mark your proxy for every year, every two years, or every three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held.

The optimal frequency of the vote is based on a judgment about the relative benefits and burdens of each of the options. Some believe that a less frequent vote would (i) permit shareholders to focus on the overall design of the executive compensation program rather than on the details of individual decisions, (ii) align with the goals of CSB’s compensation arrangements which are designed to reward performance that promotes long-term shareholder value, and (iii) avoid the burdens that annual votes may impose on shareholders required to evaluate the compensation program each year.

Others believe that an annual vote (i) affords shareholders the opportunity to react promptly to emerging trends in compensation and to provide feedback before such trends become pronounced over time and (ii) gives the Compensation Committee and Board of Directors the opportunity to evaluate individual compensation decisions each year in light of shareholder feedback.

The Board of Directors has carefully considered the various alternatives, and has determined that having a shareholder vote on an advisory resolution regarding executive compensation every three years is in CSB’s best interest. Setting the vote for every three years will be the most effective time frame for CSB to respond to shareholder feedback and will provide CSB with sufficient time to engage with shareholders and respond to the results of the advisory vote.

Because your vote is non-binding and advisory, the outcome of the vote will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review and consider the voting results when making decisions regarding executive compensation in the future.

The Compensation Committee and the Board of Directors recommend an advisory vote for a frequency of “THREE YEARS” for future non-binding resolutions to approve the compensation of the named executive officers of CSB.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides information regarding the compensation programs for CSB’s named executive officers, including: (i) the overall objectives of the Company’s compensation programs; (ii) the material elements and factors of CSB’s compensation programs; and (iii) a discussion of the Compensation Committee’s determinations during 2012 regarding such individuals. For 2012, CSB’s named executive officers were:

Eddie L. Steiner	President and Chief Executive Officer of CSB and Chairman, Chief Executive Officer and President of Commercial & Savings Bank.
Paula J. Meiler	Senior Vice President and Chief Financial Officer of CSB and Senior Vice President and Chief Financial Officer of Commercial & Savings Bank.
Steven R. Bailey	Senior Vice President, Chief Operating Officer and Chief Information Officer of CSB and Commercial & Savings Bank.

The specific amounts paid or payable to the named executive officers are disclosed in the tables and narrative beginning on page 20 of this proxy statement. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Compensation Philosophy and Objectives

The Compensation Committee believes that, in order to manage and grow a well-run financial services organization, it is necessary to establish compensation programs and related opportunities that are attractive, motivating and rewarding to high quality executives, managers and staff. These programs and opportunities must be balanced with their cost to CSB and its shareholders. In order to arrive at the appropriate balance, CSB has established the following compensation philosophy and guidelines for its overall compensation program:

1.	in order to attract and retain highly qualified management, CSB strives to provide target base salaries close to the mean of the market rate paid for comparable positions by similarly sized bank holding companies; and

2.	where practical, CSB establishes performance-based compensation focused on individual results, team results, and contributions to CSB’s overall performance.

Compensation Committee Decision-Making Process

The Compensation Committee oversees the compensation of CSB’s named executive officers and establishes the Company’s overall compensation philosophy and objectives. In addition, the Compensation Committee evaluates and assesses the design of CSB’s compensation and benefit programs and monitors external market pay levels and practices, in order to determine appropriate compensation adjustments and future compensation decisions. The Compensation Committee also reviews and approves incentive award opportunities, actual bonus payments and award grants and reviews and recommends for Board of Directors approval the proposed implementation or material changes to CSB’s compensation programs. The Compensation Committee assesses such compensation programs within the context of applicable regulatory guidance, with the goal of establishing appropriate incentives to attract, retain and align executives’ interests with established current and long-term objectives of CSB without incenting undue risk.

Outside Executive Compensation Consultants

Neither the Compensation Committee nor management engaged an outside executive compensation consultant in 2012.

Peer Group Evaluation

Total compensation for the named executive officers is comprised of base salaries, annual cash incentive awards, retirement plan contributions, severance protection and other benefits and perquisites. To determine compensation levels for the named executive officers, as well as other officers, the Compensation Committee reviews compensation survey data from independent sources to ensure that the total compensation program is competitive. Specifically, during 2012, with the participation of CSB’s management, including the Company’s Chief Executive Officer, the Compensation Committee evaluated its pay practices for both directors and the named executive officers against the following similarly situated financial institutions.

LCNB Corporation	Lebanon, Ohio
Camco Financial Corporation	Cambridge, Ohio
Middlefield Banc Corp.	Middlefield, Ohio
NB&T Financial Group, Inc.	Wilmington, Ohio
Croghan Bancshares Inc.	Fremont, Ohio
Rurban Financial Corp.	Defiance, Ohio
Cortland Bancorp	Cortland, Ohio
United Bancshares Inc.	Columbus Grove, Ohio
DCB Financial Corp.	Lewis Center, Ohio
National Bancshares Corporation	Orrville, Ohio
United Bancorp, Inc.	Martins Ferry, Ohio
Killbuck Bancshares Inc.	Killbuck, Ohio
Wayne Savings Bancshares, Inc.	Wooster, Ohio

Each of the financial services institutions listed above are publicly-traded institutions ranging in size from approximately 70% of CSB’s asset level to approximately 134% of CSB’s asset level, and are all located and doing business primarily in Ohio.

2012 Named Executive Officer Compensation

Base Salary

The purpose of the base salary program is to pay for the qualifications, experience, and marketability of the position consistent with market practices. A pay range for each position is established around the mean of the market rate paid for comparable positions by similarly-sized financial institutions. Individual pay within the range is determined by executive performance, job proficiency and contributions over a period of years. For 2012, the base salary levels for all CSB named executive officers are at or below the median of base salaries of peers in other similar-sized financial organizations.

Pay adjustments are tied directly to CSB’s performance appraisal process, which evaluates the employee on a series of performance criteria. This process is used for all CSB employees, including the named executive officers. Pay adjustments are typically made annually. In addition to these performance-based base pay adjustments, it is periodically necessary to make additional market adjustments in those instances where market base salary levels move faster than anticipated or where additional duties and responsibilities are added to the job.

Each outside director annually completes a survey of the Chief Executive Officer’s performance and objectives for the coming year. The Compensation Committee reviews all director submissions and the Chairman of the Compensation Committee or CSB’s board Chairman, or both in concert, then conduct a performance review meeting annually with the Chief Executive Officer. The Chief Executive Officer follows a similar process in annually reviewing the performance of and establishing coming year objectives for each of the Chief Executive Officer’s direct reports.

The amount of a named executive officer’s base salary is the reference point for much of the other compensation. For example, the relative ranges of potential annual incentive awards for executives are fairly proportionate to the named executive officers’ respective base salaries. In addition, base salary is one component of the contribution formula under CSB’s 401(k) and profit sharing plan and the key component in the Company’s severance and change in control agreement.

Annual Incentive

The purpose of the annual incentive program is to focus executives on achieving and possibly exceeding CSB’s annual performance objectives consistent with safe and sound operations of the Company and Commercial & Savings Bank. In 2012, the performance expectations were established around performance to current year budget, the attainment of specific performance ratios, and satisfactory compliance with regulatory and audit reviews as well as consideration of the potential impact on safe and sound operations and appropriate risk management controls.

Each component of the annual incentive program has a separate measurement. The Compensation Committee retains the flexibility to make discretionary adjustments up or down based on performance that may be subjective. This discretion is not used to change the targets under the plan, only the rewards.

The target annual incentive opportunity during the past fiscal year was 30% of actual base salary for each named executive officer. For 2012, the Company’s target budget was $3.9 million, target return on assets (ROA) was 0.72%, target return on equity (ROE) was 7.73% and the target efficiency ratio was less than 70%.

Long-Term Incentive

In 2012, the 2002 CSB Bancorp, Inc. Share Equity Incentive Plan expired at its tenth anniversary and was not renewed. No stock option grants or awards were granted by the Compensation Committee in 2012. However, CSB’s named executive officers are encouraged to own CSB stock in order to align their interests with those of the shareholders. During 2012, all of CSB’s named executive officers increased their stock ownership in CSB.

Retirement and Other Post-Employment Benefits

CSB maintains The Commercial & Savings Bank 401(k) Retirement Plan, (the “401(k) Plan”), a qualified 401(k) and profit sharing plan. The 401(k) Plan provides a 50% company match of participant contributions up to a maximum of 2% of each participant’s annual qualified compensation. There is also a discretionary profit sharing contribution and the amount may vary directly with CSB profits. The 401(k) Plan provides investment alternatives in the following categories: CSB stock, and the following categories of mutual funds: large, small and mid cap, indexed, growth and bond funds.

Other Benefits and Perquisites

All CSB employees, including the named executive officers are eligible to participate in a comprehensive benefits program, which includes health and welfare, disability and vacation benefits that are not required to be reported in the tables that follow. Additionally, certain consumer and primary residence mortgage loans granted by Commercial & Savings Bank to directors, officers and all employees receive a 1% reduction to the standard loan interest rate during the period of service to CSB or Commercial & Savings Bank, and these amounts are not reported in the tables that follow. In the ordinary course of business, CSB provided a relocation package to Mr. Bailey.

Employment Contracts and Other Arrangements

An employment agreement dated August 9, 2004, was entered into with Paula J. Meiler providing, among other things, for employment of Ms. Meiler as Senior Vice President and Chief Financial Officer of CSB and Commercial & Savings Bank pursuant to the terms of the agreement. The agreement is for a two-year term with annual renewals commencing at the second anniversary, and provides for compensation to Ms. Meiler consisting of an annual base salary of $100,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits and certain stock options. On August 9, 2007, an amendment to the agreement provided that the agreement be for a two-year term with annual renewals commencing August 9, 2008. In the event that Ms. Meiler’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles her to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Ms. Meiler from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision, which provides Ms. Meiler with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control”. Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G(b)(l) of the Internal Revenue Code of 1986, as amended) is received by Ms. Meiler.

Potential Payments Upon Termination or Change in Control

The tables below set forth the benefits that could be paid to Ms. Meiler upon various termination events, which would only be known at the time that the benefits become payable. The tables reflect the multiples of base salary amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2012.

Ms. Meiler’s employment agreement does not provide for any additional payments or benefits for death, disability, voluntary termination of employment by the executive or involuntary termination by the Company for cause. Under those scenarios, Ms. Meiler is only entitled to her accrued and unpaid obligations, such as salary and unused vacation.

Potential Payments—Change in Control

Name	Change in Control - Multiple Base Salary	Post- Termination Health Care
Paula J. Meiler	2.0	1 Year

Potential Payments Upon Termination—Without Cause

Name	Termination- Without Cause	Post- Termination Health Care
Paula J. Meiler	Base Salary unpaid under agreement + 6 Months	6 Months

Oversight and Risk Management of Compensation Programs

The Compensation Committee oversees the implementation and enforcement of the policies, procedures and practices related to the various compensation programs as part of its duties. The Compensation Committee monitors the compensation policies to ensure that the compensation packages offered to its employees and executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk taking activities.

The Compensation Committee believes that the current compensation structure for employees and executive officers does not encourage unnecessary or excessive risk taking to the extent that it would reasonably be likely to lead to a material adverse effect. It is the opinion of the Compensation Committee that the current compensation program appropriately balances risk and the desire to focus on the short-term and the long-term goals of CSB and does not encourage unnecessary or excessive risk taking.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with CSB’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CSB’s proxy statement and Annual Report on Form 10-K.

THE COMPENSATION COMMITTEE

Robert K. Baker, Chairman

Ronald E. Holtman

J. Thomas Lang

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation paid or accrued by CSB and its subsidiaries to or on behalf of its named executive officers. The table shows the compensation attributable to CSB’s named executive officers during 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		All Other Compensation		Total
Eddie L. Steiner, President and CEO; Chairman, CEO and President of Commercial & Savings Bank	2012 2011	$225,000 180,000		$45,000 54,000		$12,975 10,590	(3) (3)	$282,975 244,590
Paula J. Meiler, Sr. VP and CFO	2012 2011	128,450 125,850		38,500 37,500		7,888 7,655	(4) (4)	174,838 171,005
Steven R. Bailey, Sr. VP, COO and CIO	2012	21,981	(1)	20,000	(2)	1,971	(5)	43,952

(1)	Mr. Bailey was hired as Sr. VP COO/CIO in October 2012 at a base salary of $127,000.
(2)	Includes $15,000 signing bonus.
(3)	Includes $12,555 and $10,170 of qualified plan matching and profit sharing contributions and $420 Group Term Life Insurance for 2012 and 2011, respectively.
(4)	Includes $7,468 and $7,235 of qualified plan matching and profit sharing contributions and $420 Group Term Life Insurance for 2012 and 2011, respectively.
(5)	Includes $1,901 living expenses and $70 Group Term Life Insurance for 2012.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Paula J. Meiler
	11/29/2006 8/9/2004	17,856 1,000	— —	— —	$18.00 15.00	3/31/2016 8/9/2014

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report is provided in accordance with the rules and regulations of the Commission. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Board of Directors of CSB. Management of CSB is responsible for CSB’s reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. CSB’s auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

Mr. Robb and Mr. Baker are certified public accountants (inactive), and Mr. Holtman is an attorney licensed to practice law in the State of Ohio. Mr. Robb and Mr. Baker have been designated as “financial experts” under Section 407 of Regulation S-K.

The Audit Committee has reviewed and discussed with Snodgrass, CSB’s independent registered public accounting firm for the year ended December 31, 2012, the matters required to be discussed by Statement of Accounting Standards No. 61, as may be modified or supplemented. The Audit Committee also has received the written disclosures and the letter from the independent accountants, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Snodgrass its independence. Based on the forgoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in CSB’s Annual Report on Form 10-K for the year 2012 filed with the Commission.

THE AUDIT COMMITTEE

Ronald E. Holtman, Chairman

Robert K. Baker

Jeffery A. Robb Sr.

PROPOSAL FOUR — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Snodgrass to act as the independent registered public accounting firm to examine the books, records and accounts of CSB and its subsidiaries for the fiscal year ending December 31, 2013. This appointment is being presented to shareholders for ratification or rejection at the Annual Meeting.

Snodgrass was CSB’s independent registered public accounting firm for the fiscal year ended December 31, 2012, and is considered by the Audit Committee and the Board of Directors to be well qualified. By NASDAQ and Commission rules and regulations, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this selection as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter.

The proposal to ratify the appointment of CSB’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote “For,” “Against” or “Abstain” from voting on Proposal Four. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Four and thus, will have the same effect as a vote against Proposal Four. If shareholders fail to ratify the appointment, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments of CSB’s independent registered public accounting firm. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to terminate the engagement of Snodgrass and appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of CSB and its shareholders.

Representatives of Snodgrass will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors each recommend a vote “FOR” ratification of the selection of S.R. Snodgrass, A.C. as the independent registered public accounting firm of CSB for the current year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Fees for professional services rendered by Snodgrass for fiscal 2012 and 2011 were as follows

	2012	2011
Audit Fees (1)	$86,132	$84,696
Audit-Related Fees (2)	$11,446	$10,953
Tax Fees (3)	$11,000	$10,500
All Other Fees	—	—

(1)	Audit fees are fees for professional services rendered for the audit of the Company’s annual financial statements, the review of financial statements included in Form 10-Q filings and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees generally include fees for the audit of the Company’s employee benefit plan.
(3)	Tax service fees consist of compliance fees for the preparation of original tax returns.

All of the above-mentioned services and fees were pre-approved by the Audit Committee. During CSB’s most recent fiscal year ended December 31, 2012, there were no disagreements with Snodgrass on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

Audit Committee Procedures for Pre-Approval of Services by the Independent Public Accounting Firm

•	The Audit Committee will annually approve the scope of, and fees payable for, the year-end audit to be performed by CSB’s independent accountants for the next fiscal year.

•	Management may not engage the independent accountants for any services unless the service contracts are approved by the Audit Committee in advance of the engagement.

•

If management wishes to engage the independent accountants for any services, Management will define and present to the Audit Committee specific projects and categories of service, and fee estimates, for which the advance approval of the Audit Committee is required. The Audit Committee will review these requests and determine whether to approve the engagement of the independent accountants for the specific projects and categories of service.

•	Management will report to the Audit Committee regarding the actual spending for these projects and services, compared to the approved amounts on a quarterly basis.

•	The Audit Committee chairperson will report to the Committee at each regularly scheduled meeting the nature and amount of any non-audit services that the Chairperson has approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CSB has engaged, and intends to continue to engage, in the lending of money through Commercial & Savings Bank to various directors and officers of CSB and Commercial & Savings Bank and their related interests. These loans were made in accordance with applicable law and regulation and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with persons not related to Commercial & Savings Bank and did not involve more than a normal risk of collectability or present other unfavorable features.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, none of CSB’s named executive officers or directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.

PROPOSALS BY SHAREHOLDERS FOR 2014 ANNUAL MEETING

In order to be eligible for inclusion in CSB’s proxy materials for the 2014 Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must be received at CSB’s main office at 91 North Clay Street, Millersburg, Ohio 44654, no later than November 25, 2013. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

If a shareholder intends to present a proposal at the 2014 Annual Meeting of Shareholders without including the proposal in the proxy solicitation materials relating to that meeting, and the proposal is not received by CSB prior to February 8, 2014, then the proxies designated by the Board of Directors for the 2014 Annual Meeting of Shareholders may vote the proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

Shareholders interested in communicating directly with the Board of Directors may do so by writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Directors Communication.”

The Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees of the Board or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by CSB that is addressed to members of the Board of the Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of CSB’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the Meeting other than those matters described in this proxy statement. However, if any business other than that set forth in the Notice of Annual Meeting should be properly presented at the Annual Meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.

By order of the Board of Directors,

/s/ Eddie L. Steiner
Eddie L. Steiner
President and Chief Executive Officer
March 25, 2013
Millersburg, Ohio

REVOCABLE PROXY

CSB BANCORP, INC.

Annual Meeting Materials are available at: http://www.cfpproxy.com/5554

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.     By Telephone (using a Touch-Tone Phone); or

2.     By Internet; or

3.     By Mail

To Vote by Telephone:

Call 1-877-704-1965 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., April 24, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/csbb prior to 3 a.m., April 24, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

	Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

			For	With hold	For All Except		For	Against	Abstain
1.	Election of directors for a three-year term expiring in 2016		☐	☐	☐	2. Advisory resolution to approve the compensation of CSB's named executive officers as disclosed In the Proxy Statement for the 2013 Annual Meeting of Shareholders.	☐	☐	☐

	01 Jeffrey A. Robb Sr. 02 John R. Waltman					Every 3 Years	Every 2 Years	Every 1 Year	Abstain
						3. To determine, in a non-binding advisory vote, whether the shareholder advisory votes on the compensation of CSB's named executive officers will occur every 1, 2 or 3 years. ☐	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) In the space provided below.
							For	Against	Abstain
						4. To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm for CSB for the fiscal year ending December 31, 2013.	☐	☐	☐

The Board of Directors Recommends a Vote "FOR" Items 1, 2 and 4 and the selection of "EVERY 3 YEARS" in Item 3.

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN ITEM NO. 1, FOR THE PROPOSAL IN ITEM NO. 2, FOR THE SELECTION OF THE EVERY 3 YEARS OPTION IN ITEM NO. 3, AND FOR THE PROPOSAL IN ITEM NO. 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

	Please be sure to date and sign this proxy card in the box below		Date

	Sign Here	Co-holder (if any) sign above

Please sign exactly as your name(s) appears on the proxy. If held In joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

CSB BANCORP, INC. – ANNUAL MEETING, APRIL 24, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5554

You can vote in one of three ways:

1. Call toll free 1-877-704-1965 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at http://www.rtcoproxy.com/csbb and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

CSB BANCORP, INC.

ANNUAL MEETING OF

SHAREHOLDERS

Wednesday, April 24, 2013

7:00 p.m.

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 24, 2013.

The common shares of CSB Bancorp, Inc. ("CSB") as to which you have voting authority will be voted as you specify on the reverse side of this proxy card.

If no choice Is specified, the common shares of CSB represented by this proxy card will be voted "FOR" the election of the director nominees listed in Item No.1, "FOR" the proposal in Item No. 2, "FOR" the selection of the "EVERY 3 YEARS" option in Item No.3, and "FOR" the proposal in Item No. 4.

By signing the proxy card, you revoke all prior proxies to vote the common shares of CSB Bancorp, Inc. you are entitled to vote at the Annual Meeting of Shareholders and appoint, Robert K. Baker and J. Thomas Lang and each of them with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders of CSB scheduled to be held on April 24, 2013 at 7:00p.m. local time at the Carlisle Inn, Walnut Creek, Ohio, and vote your common shares of CSB on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders and all adjournments thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE

5554